Exhibit 10.17

AMENDMENT NO. 1

TO

LABSTYLE INNOVATIONS CORP.

2012 EQUITY INCENTIVE PLAN

Pursuant to Section 12 of the 2012 Equity Incentive Plan (the “Plan”) of LabStyle Innovations Corp. (the “Corporation”), the Board of Directors of the Corporation and the holders of a majority of the outstanding shares of common stock, par value $0.0001 of the Corporation (the “Common Stock”) have duly approved this Amendment No. 1 to the Plan to increase the total number of shares of Common Stock reserved and available for issuance under the Plan as follows:

Section 4(a) of Plan is hereby amended to read in its entirety as follows:

“(a)        Share Reserve. Subject to the provisions of Section 10 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Option Awards shall not exceed in the aggregate of 5,000,000 shares of Common Stock. During the terms of the Option Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.”

All other terms and provisions of the Plan shall remain unchanged and in full force and effect as written.

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